EXHIBIT 99.1

PAB Bankshares, Inc. Announces 2003 Fourth Quarter and Full Year Results

VALDOSTA, Ga., Feb. 3, 2004 (PRIMEZONE) -- PAB Bankshares, Inc. (AMEX:PAB), the holding company for The Park Avenue Bank, announced preliminary earnings for the fourth quarter and for the year of 2003. The Company reported net income of $1.89 million, or $.19 per diluted share, for the quarter, compared to $1.26 million, or $.13 per diluted share, earned during the fourth quarter of 2002. For the year, the Company reported net income of $7.13 million, or $.74 per diluted share, compared to $6.35 million, or $.67 per share, reported in 2002. "I'm pleased with our results for the quarter and 2003. Our focus in 2004 will be profitable growth," reported President and CEO Michael E. Ricketson.

The Company's return on average assets was 1.02% and its return on average equity was 9.86% for the fourth quarter of 2003 compared to .67% and 7.09%, respectively, one year ago. The net interest margin was 4.14% during the quarter compared to 4.18% for the same period last year and 4.02% for the previous quarter.

For the year, the return on average assets was .97% and the return on average equity was 9.60% compared to .81% and 9.34%, respectively, reported for 2002. The net interest margin for the year was 4.11% compared to 3.92% last year.

At December 31, 2003, the Company reported total assets of $730.7 million down from $747.9 million at December 31, 2002. The Company also reported total loans of $538.6 million and total deposits of $556.9 million at year end compared to $555.2 million and $606.7 million reported, respectively, twelve months ago.

The Company's allowance for loan losses was $10.1 million, or 1.88% of total loans, at December 31, 2003 compared to $12.1 million, or 2.18% of total loans, at December 31, 2002. The Company reported total nonperforming loans of $7.0 million, or 1.31% of total loans at year end compared to $10.4 million, or 1.87% of total loans, twelve months earlier. Net charge-offs amounted to .36% of average total loans for 2003 compared to 1.06% for 2002.

The Company currently operates sixteen branches and two loan production offices in Georgia and Florida. The Company's common stock is traded on the American Stock Exchange under the symbol "PAB". More information on the Company and the products and services available through its subsidiary bank is available on the Internet at www.pabbankshares.com.

Certain matters set forth in this news release are forward-looking statements, including statements regarding the Company's future performance, expansion in growth markets, asset quality, level of nonperforming assets, and the interest expense savings which are based upon management's beliefs as well as assumptions made by and data currently available to management. These forward-looking statements are not guarantees of future performance and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The following list, which is not intended to be an all-encompassing list of risks and uncertainties affecting the Company, summarizes several factors that could cause the Company's actual results to differ materially from those anticipated or expected in these forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) changes in the interest rate environment may reduce margins; (3) general economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduction in demand for credit; (4) legislative or regulatory changes, including changes in accounting standards, may adversely affect the business in which we are engaged; (5) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than us; (6) adverse changes may occur in the bond and equity markets; (7) opportunities to expand our presence in growth markets may be unavailable on terms suitable to management; and (8) restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals. The Company undertakes no obligation to revise these statements following the date of this press release.

 PAB Bankshares, Inc.
 Selected Quarterly Financial Data

                    12/31/03   09/30/03  06/30/03   03/31/03  12/31/02
 ----------------------------------------------------------------------
                      (In thousands, except per share and other data)
 Summary of
  Operations:
 Interest income    $  9,657   $  9,892  $ 10,075   $ 10,417  $ 11,354
 Interest expense      2,648      2,972     3,254      3,593     4,142
 ----------------------------------------------------------------------
   Net interest
    income             7,009      6,920     6,821      6,824     7,212
 ----------------------------------------------------------------------
 Provision for
  loan losses             --         --        --         --     1,088
 Other income          1,702      2,865     1,887      2,161     1,842
 Other expense         5,829      7,343     6,225      6,305     6,197
 ----------------------------------------------------------------------
   Income before
    income tax
    expense            2,882      2,442     2,483      2,680     1,769
 Income tax
  expense                995        760       751        855       511
 ----------------------------------------------------------------------
   Net income       $  1,887   $  1,682  $  1,732   $  1,825  $  1,258
 ======================================================================
 Net interest
  income on a
  tax-equivalent
  basis             $  7,058   $  6,968  $  6,866   $  6,867  $  7,253
 Securities gains
  (losses)          $     11   $  1,047  $    107   $    251  $    203
 Gain (loss) on
  disposal or
  write-down of
  assets            $    (27)  $    (35) $   (189)  $     (5) $   (477)

 Selected Average
 Balances:
 Total assets       $737,396   $747,402  $728,136   $732,357  $749,221
 Earning assets      676,372    687,329   667,462    671,527   687,761
 Loans               537,223    529,761   541,836    554,638   554,676
 Deposits            563,836    573,422   577,416    593,171   607,295
 Stockholders'
  equity              75,906     74,281    74,237     72,454    70,373

 Performance
  Ratios:
 Return on
  average assets
  (ROA)                 1.02%      0.89%     0.95%      1.01%     0.67%
 Return on
  average equity
  (ROE)                 9.86%      8.99%     9.36%     10.21%     7.09%
 Net interest
  margin                4.14%      4.02%     4.13%      4.15%     4.18%
 Efficiency ratio      66.42%     83.24%    70.46%     71.79%    66.14%
 Average loans to
  average earning
  assets               79.43%     77.08%    81.18%     82.59%    80.65%
 Average loans to
  average deposits     95.28%     92.39%    93.84%     93.50%    91.34%
 Average equity
  to average assets    10.29%      9.94%    10.20%      9.89%     9.39%

 Per Share Ratios:
 Net income
  - basic           $   0.19   $   0.19  $   0.18   $   0.19  $   0.13
 Net income
  - diluted             0.19       0.18      0.18       0.19      0.13
 Dividends
  declared              0.07       0.05      0.03       0.03        --
 Dividend payout
  ratio                35.18%     28.09%    16.35%     15.50%     0.00%
 Book value at
  end of period     $   8.02   $   7.87  $   7.90   $   7.67  $   7.56

 Common Share
 Data:
 Outstanding at
  period end       9,484,660  9,452,584 9,434,813  9,430,413 9,430,413
 Weighted
  average
  outstanding      9,476,158  9,445,852 9,431,644  9,430,413 9,430,413
 Diluted weighted
  average
  outstanding      9,686,617  9,615,852 9,554,345  9,476,645 9,462,289

 Selected Period
 End Balances:
 Total assets       $730,741   $735,715  $748,017   $716,758  $747,911
 Earning assets      666,488    671,927   677,395    651,989   683,456
 Loans               538,644    531,551   529,231    547,785   555,238
 Allowance for
  loan losses         10,139     10,426    10,728     11,752    12,097
 Deposits            556,917    563,412   573,230    587,719   606,730
 Stockholders'
  equity              76,062     74,411    74,566     72,365    71,265

 Selected Asset
 Quality Factors:
 Nonaccrual loans   $  7,048   $  7,230  $  9,842   $ 10,301  $ 10,378
 Loans 90 days
  or more past
  due and still
  accruing                --         --        --         --        --
 Other real
  estate &
  repossessions        4,578      3,918     1,882      1,612     1,284

 Asset Quality
 Ratios:
 Net charge-offs
  to average loans
  (annualized YTD)      0.36%      0.41%     0.50%      0.25%     1.06%
 Nonperforming
  loans to total
  loans                 1.31%      1.36%     1.86%      1.88%     1.87%
 Nonperforming
  assets to
  total assets          1.60%      1.52%     1.57%      1.66%     1.56%
 Allowance for
  loan losses to
  total loans           1.88%      1.96%     2.03%      2.15%     2.18%
 Allowance for
  loan losses to
  nonperforming
  loans               143.86%    144.21%   109.01%    114.09%   116.56%

 PAB Bankshares, Inc.
 Selected Year To Date Financial Data

                     12/31/03   09/30/03  06/30/03  03/31/03  12/31/02
 -----------------------------------------------------------------------
                       (In thousands, except per share and other data)
 Summary of
 Operations:
 Interest income     $ 40,040   $ 30,383  $ 20,491  $ 10,417  $ 48,079
 Interest expense      12,467      9,819     6,847     3,593    19,989
 ----------------------------------------------------------------------
   Net interest
    income             27,573     20,564    13,644     6,824    28,090
 ----------------------------------------------------------------------
 Provision for loan
  losses                   --         --        --        --     2,575
 Other income           8,616      6,913     4,048     2,161     8,013
 Other expense         25,702     19,872    12,530     6,305    24,368
 ----------------------------------------------------------------------
   Income before
    income tax
    expense            10,487      7,605     5,162     2,680     9,160
 Income tax expense     3,361      2,366     1,606       855     2,813
 ----------------------------------------------------------------------
   Net income        $  7,126   $  5,239  $  3,556  $  1,825  $  6,347
 ======================================================================
 Net interest income
  on a tax-equivalent
  basis              $ 27,759   $ 20,701  $ 13,733  $  6,867  $ 28,225
 Securities gains
  (losses)           $  1,416   $  1,405  $    358  $    251  $    261
 Gain (loss) on
  disposal or
  write-down of
  assets             $   (256)  $   (229) $   (194) $     (5) $   (372)

 Selected Average
 Balances:
 Total assets        $736,367   $736,020  $730,235  $732,357  $779,958
 Earning assets       675,718    675,497   669,482   671,527   719,352
 Loans                540,787    541,987   548,202   554,638   586,712
 Deposits             576,871    581,264   585,249   593,171   641,449
 Stockholders'
  equity               74,229     73,663    73,350    72,454    67,975
 Performance Ratios:
 Return on average
  assets (ROA)           0.97%      0.95%     0.98%     1.01%     0.81%
 Return on average
  equity (ROE)           9.60%      9.51%     9.78%    10.21%     9.34%
 Net interest margin     4.11%      4.10%     4.14%     4.15%     3.92%
 Efficiency ratio       72.99%     75.17%    71.12%    71.79%    67.04%
 Average loans to
  average earning
  assets                80.03%     80.24%    81.88%    82.59%    81.56%
 Average loans to
  average deposits      93.74%     93.24%    93.67%    93.50%    91.47%
 Average equity to
  average assets        10.08%     10.01%    10.04%     9.89%     8.72%

 Per Share Ratios:
 Net income
  - basic            $   0.75   $   0.56  $   0.38  $   0.19  $   0.67
 Net income
  - diluted              0.74       0.55      0.37      0.19      0.67
 Dividends declared      0.18       0.11      0.06      0.03      0.11
 Dividend payout
  ratio                 23.89%     19.82%    15.91%    15.50%    16.34%

 Common Share Data:
 Weighted average
  outstanding       9,446,142  9,436,026 9,431,032 9,430,413 9,426,761
 Diluted weighted
  average
  outstanding       9,587,187  9,547,265 9,507,548 9,476,645 9,459,768

CONTACT:  PAB Bankshares, Inc.
          Michael E. Ricketson, President & CEO
          Jay Torbert, Executive Vice-President & CFO
          (229) 241-2775
          (229) 241-2774, Fax